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                                                                  Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports dated May 2, 1997 included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 filed on November 17,
1989, January 31, 1990, May 16, 1991, October 13, 1995 and June 12, 1996, and on
Form S-3 filed on August 19, 1991, October 13, 1995 and November 7, 1995.



ARTHUR ANDERSEN LLP

Houston, Texas
June 30, 1997